                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) and in the related Prospectus pertaining to the McDonald & Company Investments, Inc. 1995 Stock Option Plan for Non-Officer Directors of our report dated May 6, 1997, with respect to the financial statements of McDonald & Company Investments, Inc. included and incorporated by reference in its Annual Report (Form 10-K) for the year ended March 28, 1997, filed with the Securities and Exchange Commission.

                                              Ernst & Young LLP

Cleveland, Ohio
August 29, 1997